UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 6, 2005
Date of Report (Date of earliest event reported)

Exact Name of Registrant as Specified in Its
	Charter; State of Incorporation; Address of	IRS Employer
Commission File Number	Principal Executive Offices; and Telephone Number	Identification Number
1-16169	EXELON CORPORATION	23-2990190
(a Pennsylvania corporation)
10 South Dearborn Street — 37th Floor
P.O. Box 805379
Chicago, Illinois 60680-5379
(312) 394-7398

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Underwriting Agreement and related Terms Agreement
Opinion of Ballard Spahr Andrews & Ingersoll, LLP, regarding the legality of the securities
Statement Re: Computation of Ratios

Section 1 – Registrant’s Business and Operations.

Item 1.01. Entry Into Material Definitive Agreement.

On June 6, 2005, Exelon Corporation (Exelon) entered into an Underwriting Agreement and related Terms Agreement with various underwriters to sell $1.7 billion of senior notes under the indenture, dated as of May 1, 2001, between Exelon and J.P. Morgan Trust Company, National Association (formerly known as Chase Manhattan Trust Company, National Association), as trustee, comprised of $400 million in five-year maturities with a coupon of 4.45 percent (2010 Notes), $800 million in 10-year maturities with a coupon of 4.90 percent (2015 Notes) and $500 million in 30-year maturities with a coupon of 5.625 percent (2035 Notes). The senior notes are redeemable at the option of Exelon at any time at “make-whole” redemption prices. Other terms of the senior notes are described in the Terms Agreement attached to this Current Report on Form 8-K as Exhibit 99.1. The senior notes have been registered under the Securities Act of 1933.

The underwriters for the offering include Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated acting as joint book-running managers for all series of the senior notes, Deutsche Bank Securities Inc. acting as a joint book-running manager for the 2010 Notes, Barclays Capital Inc. and Credit Suisse First Boston LLC acting as joint book-running managers for the 2015 Notes, and Banc of America Securities LLC acting as a joint book-running manager for the 2035 Notes. Other underwriters are named in Schedule A to the Terms Agreement attached to this Current Report on form 8-K as Exhibit 99.1. The sale of the senior notes is scheduled to close on Thursday, June 9, 2005.

The underwriters have performed investment banking and advisory services for Exelon and its affiliates from time to time, for which the underwriters have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for Exelon and its affiliates in the ordinary course of their business. Affiliates of Citigroup Global Markets Inc. serve as the administrative agent and lead arranger and sole book runner under Exelon’s $2 billion Term Loan Agreement dated March 7, 2005. In addition, affiliates of Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Barclays Capital Inc., Credit Suisse First Boston LLC, Deutsche Bank Securities Inc., ABN AMRO Incorporated, BNP Paribas Securities Corp, BNY Capital Markets, Inc., KeyBanc Capital Markets, Scotia Capital (USA) Inc., Wachovia Capital Markets, LLC and Wells Fargo Securities, LLC are among the lenders under that Term Loan Agreement. Exelon will use the proceeds from the sale of the senior notes to repay approximately $1.5 billion in remaining principal outstanding under that Term Loan Agreement. Exelon has agreed to indemnify the underwriters against certain liabilities including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Attached to this Current Report on Form 8-K as Exhibits 99.1, 99.2 and 99.3 are the following documents relating to the offering of the senior notes:

•	Exhibit 99.1 – Underwriting Agreement and related Terms Agreement, dated June 6, 2005, among Exelon and Citigroup Global Markets Inc., Merill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of themselves, Banc of America Securities LLC, Barclays Capital Inc., Credit Suisse First Boston LLC and Deutsche Bank Securities Inc. and as the Representatives of the several underwriters named in Schedule A to the Terms Agreement

•	Exhibit 99.2 – Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the legality of the securities

•	Exhibit 99.3 – Computation of the ratio of earnings to fixed charges

* * * * *

Except for the historical information contained herein, certain of the matters discussed in this Report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon include those factors discussed herein, as well as the items discussed in (a) Exelon’s 2004 Annual Report on Form 10-K—ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Outlook and the Challenges in Managing Our Business for each of Exelon, Commonwealth Edison Company (ComEd), PECO Energy Company (PECO) and Exelon Generation Company, LLC (Generation), (b) Exelon’s 2004 Annual Report on Form 10-K—ITEM 8. Financial Statements and Supplementary Data: Exelon—Note 20, ComEd—Note 15, PECO—Note 14 and Generation—Note 16, (c) Exelon’s Current Reports on Form 8-K filed on February 4, 2005 and May 13, 2005, including those discussed in Exhibit 99.2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Exelon — Business Outlook and the Challenges in Managing the Business” and Exhibit 99.3 “Financial Statements and Supplementary Data – Exelon Corporation,” and (d) other factors discussed in filings with the SEC by Exelon, ComEd, PECO and Generation. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Report. None of Exelon, ComEd, PECO or Generation undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Report.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Underwriting Agreement and related Terms Agreement

99.2	Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the legality of the securities

99.3	Statement re: Computation of Ratios

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION

/s/ J. Barry Mitchell J. Barry Mitchell Senior Vice President, Treasurer and Chief Financial Officer

June 7, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Underwriting Agreement and related Terms Agreement

99.2	Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the legality of the securities

99.3	Statement re: Computation of Ratios